EXHIBIT 99

FOR RELEASE September 22, 2011 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fourth Quarter
and Fiscal Year End 2011 Results

CRANBURY, NJ – September 22, 2011 – Palatin Technologies, Inc. (NYSE Amex: PTN), a biopharmaceutical company developing bremelanotide for sexual dysfunction indications and PL-3994 for acute asthma and other indications, today announced results for its fourth quarter and fiscal year ended June 30, 2011.

Recent Highlights
•	Palatin initiated enrollment in its Phase 2B trial with bremelanotide in premenopausal women with female sexual dysfunction.
•	Palatin announced commencement of a Phase 1 trial of AZD2820, under development for treatment of obesity, in collaboration with AstraZeneca.
•
In March 2011, Palatin closed on a $23.0 million firm commitment public offering consisting of 23 million units at a price to the public of $1.00.  Net proceeds to Palatin after deducting underwriting discounts and other offering expenses were $21.0 million.

Fourth Quarter and Fiscal Year End 2011 Results
Palatin reported a net loss of $3.3 million, or $(0.09) per basic and diluted share, for the quarter ended June 30, 2011, compared to a net loss of $4.2 million, or $(0.40) per basic and diluted share, for the same period in 2010.

The change in net loss for the quarter ended June 30, 2011 compared to the net loss for the quarter ended June 30, 2010 was primarily attributable to $1.3 million of non-cash, non-operating income, which represents the decrease in estimated fair value of the warrant liability from March 31, 2011 through May 11, 2011, the date the warrants ceased to be classified as a liability upon stockholder approval of the increase in authorized common stock

Palatin’s net loss for the year ended June 30, 2011 was $12.8 million, or $(0.64) per basic and diluted share, compared to a net loss of $1.8 million, or $(0.18) per basic and diluted share, for the year ended June 30, 2010.

The change in net loss for the year ended June 30, 2011 compared to the net loss for the year ended June 30, 2010 was primarily attributable to a decrease in revenue recognized under Palatin’s research collaboration and license and clinical trial collaboration agreements with AstraZeneca as a result of the successful completion of the research collaboration portion of the agreements.

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Revenue
Revenues in the quarter ended June 30, 2011 were $0.2 million, compared to $0.7 million for the same period in 2010.  For the year ended June 30, 2011, revenues were $1.5 million, compared to $14.2 million for year ended June 30, 2010.

Costs and Expenses
For the quarter ended June 30, 2011, total operating expenses were $4.7 million compared to $4.9 million for the comparable quarter of 2010.  For the year ended June 30, 2011, total operating expenses were $15.1 million compared to $17.2 million for the year ended June 30, 2010. The decreases in operating expenses for the respective periods is the result of reducing staffing levels pursuant to Palatin’s strategic decision announced in September 2010.

Cash position
Palatin’s cash and cash equivalents were $18.9 million as of June 30, 2011, compared to cash, cash equivalents and investments of $8.9 million at June 30, 2010, with current liabilities of $2.8 million as of June 30, 2011 compared to $2.4 million as of June 30, 2010.

Palatin believes, based on its current operating plan, that its cash and cash equivalents will be sufficient to fund its operations through at least calendar year 2012.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on September 22, 2011 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-800-281-7970 (domestic) or 1-913-312-0671 (international), pass code 9488233.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 9488233.  The webcast and telephone replay will be available through September 29, 2011.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor- specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the Food and Drug Administration and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statement of Operations

(unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010

REVENUES
License and contract	$ 24,691	$ 674,957	$ 497,540	$ 14,180,727
Grants	131,149	-	977,917	-
Total revenues	155,840	674,957	1,475,457	14,180,727

OPERATING EXPENSES:
Research and development	3,217,385	3,554,521	10,377,019	12,293,910
General and administrative	1,525,026	1,374,320	4,751,824	4,901,203
Total operating expenses	4,742,411	4,928,841	15,128,843	17,195,113

Loss from operations	(4,586,571)	(4,253,884)	(13,653,386)	(3,014,386)

OTHER INCOME (EXPENSE):
Investment income	26,916	21,365	99,258	141,635
Interest expense	(4,999)	(3,862)	(10,606)	(13,165)
Decrease/(increase) in fair value of warrants	1,255,425	-	(2,266)	-
Gain on sale of securities	-	-	119,346	-
Gain/(loss) on disposition of supplies and equipment	-	-	(5,666)	95,000
Total other income, net	1,277,342	17,503	200,066	223,470

Loss before income taxes	(3,309,229)	(4,236,381)	(13,453,320)	(2,790,916)
Income tax benefit	-	-	637,391	998,408

NET LOSS	$ (3,309,229)	$ (4,236,381)	$(12,815,929)	$ (1,792,508)

Basic and diluted net loss per common share	$ (0.09)	$ (0.40)	$ (0.64)	$ (0.18)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	34,900,591	10,722,061	20,084,022	9,861,215

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	June 30, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$ 18,869,639	$ 5,405,430
Available-for-sale investments	-	3,462,189
Accounts receivable	131,149	2,879
Prepaid expenses and other current assets	261,947	393,313
Total current assets	19,262,735	9,263,811

Property and equipment, net	1,305,331	2,388,365
Restricted cash	350,000	475,000
Other assets	254,787	261,701
Total assets	$ 21,172,853	$ 12,388,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$ 34,923	$ 19,670
Accounts payable	496,908	155,795
Accrued expenses	1,854,007	2,219,466
Accrued expenses	374,094	-
Unearned revenue	46,105	-
Total current liabilities	2,806,037	2,394,931

Capital lease obligations	42,186	14,284
Deferred rent	132,855	661,389
Total liabilities	2,981,078	3,070,604

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of June 30, 2011 and 2010, respectively	50	50
Common stock of $0.01 par value – authorized 100,000,000 shares; issued and outstanding 34,900,591 and 11,702,818 shares as of June 30, 2011 and 2010, respectively	349,006	117,028
Additional paid-in capital	239,832,826	218,236,723
Accumulated other comprehensive income	-	138,650
Accumulated deficit	(221,990,107)	(209,174,178)
Total stockholders’ equity	18,191,775	9,318,273
Total liabilities and stockholders’ equity	$ 21,172,853	$ 12,388,877